EXHIBIT B

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
Jostens, Inc. and subsidiaries

                                                                                ADDITIONS
                                                                            --------------------
                                                                                       CHARGED TO
                                                                 BALANCE   CHARGED TO    OTHER                     BALANCE
                                                                BEGINNING  COSTS AND   ACCOUNTS -   DEDUCTIONS -   END OF
IN THOUSANDS                                                    OF PERIOD  EXPENSES     DESCRIBE      DESCRIBE     PERIOD
-----------------------------------------------------------------------------------------------------------------------------
RESERVES AND ALLOWANCES DEDUCTED FROM ASSET ACCOUNTS:
     ALLOWANCES FOR UNCOLLECTIBLE ACCOUNTS:
          Year ended January 1, 2000.....................        $  7,308  $  1,882   $   --      $  3,415/(1)/    $  5,775
          Year ended January 2, 1999.....................        $  7,446  $  1,858   $   --      $  1,996/(1)/    $  7,308
          Year ended January 3, 1998.....................        $  6,884  $  2,245   $   --      $  1,683/(1)/    $  7,446

     ALLOWANCES FOR SALES RETURNS:
          Year ended January 1, 2000.....................        $  5,569  $ 22,458   $   --      $ 20,897/(2)/    $  7,130
          Year ended January 2, 1999.....................        $  5,569  $ 17,753   $   --      $ 17,822/(2)/    $  5,500
          Year ended January 3, 1998.....................        $  4,787  $ 18,352   $   --      $ 17,570/(2)/    $  5,569

     SALES PERSON OVERDRAFT RESERVES:
          Year ended January 1, 2000.....................        $  7,061  $  2,500               $  3,229/(1)/    $  6,332
          Year ended January 2, 1999.....................        $  8,322  $  1,947   $   --      $  3,208/(1)/    $  7,061
          Year ended January 3, 1998.....................        $  7,344  $  2,946   $   --      $  1,968/(1)/    $  8,322

     RESTRUCTURING RESERVES:
          Year ended January 1, 2000.....................        $     --  $ 20,194   $   --      $ 14,161/(3)/    $  6,033

_______________________
(1)  Uncollectible accounts written off, net of recoveries.
(2)  Returns processed against reserve.
(3)  Goodwill and property and equipment written off against reserve.